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                                                                      EXHIBIT 16


                 [ANDERSEN ANDERSEN & STRONG, L.C. LETTERHEAD]



Securities and Exchange Commission
450 5th Street, N.W.
Washington, D.C. 20549


To Whom It May Concern:


We have read and agree with the comments in Item 4 of Form 8-K of Grand Adventures Tour & Travel Publishing Corporation dated December 18, 2000.


/s/ ANDERSEN ANDERSEN & STRONG LC
Andersen Andersen & Strong LC

Salt Lake City, Utah

December 17, 2000